SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 1/31/2008
FILE NUMBER: 811-05686
SERIES NO.:  11


72DD 1 Total income dividends for which record date passed during the period
       Class A                                          12,052
     2 Dividends for a second class of open end company shares
       Class B                                           1,301
       Class C                                           1,263
       Class R                                             454
       Investor Class                                      481
       Institutional Class                               1,284


73A. 1 Dividends from net invesment income
       Class A                                     $    0.3908
     2 Dividends for a second class of open end company shares
       Class B                                     $    0.2768
       Class C                                     $    0.2763
       Class R                                     $    0.3527
       Investor Class                              $    0.3905
       Institutional Class                         $    0.4640

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                          34,824
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                           4,830
       Class C                                           4,890
       Class R                                           1,800
       Investor Class                                    1,417
       Institutional Class                               3,958

74V. 1  Net asset value per share (to nearest cent)
       Class A                                          $22.78
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                          $22.89
       Class C                                          $22.82
       Class R                                          $22.80
       Investor Class                                   $22.76
       Institutional Class                              $22.79